UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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GulfSlope Energy, Inc.
(Name of Registrant as Specified In Its Charter)

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GULFSLOPE ENERGY, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2014

To the shareholders of GulfSlope Energy, Inc.:

You are hereby notified that an Annual Meeting of the shareholders of GulfSlope Energy, Inc., a Delaware corporation (the “Company”), will be held at the corporate office of the Company, 2500 City West, Suite 800, Houston, Texas 77042, on May 29, 2014, at 10:00 a.m. central time, to act on the following matters:

(1)           To elect three directors to the Company’s Board of Directors.

(2)	To consider and adopt the Company’s 2014 Omnibus Incentive Plan, which provides for the issuance of equity awards to the Company’s officers, directors, employees, and consultants.

(3)	To consider the ratification of the appointment of Mantyla McReynolds, LLC as the Company’s independent registered public accounting firm for 2014.

(4)
To consider and adopt an amended and restated certificate of incorporation, which shall incorporate any and all of the amendments to the Company’s current certificate of incorporation which are approved by the stockholders at this Annual Meeting (Proposals 5, 7 and 8).

(5)	To consider and adopt an amendment to our certificate of incorporation to increase the number of authorized shares of common stock of the Company from 750,000,000 to 975,000,000.

(6)
To consider and adopt an amendment to our certificate of incorporation to effect one or a series of reverse splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and any amendments to the Company’s certificate of incorporation are filed with the Delaware Secretary of State (if necessary) no later than April 30, 2015.

(7)	To consider and adopt an amendment to our certificate of incorporation to eliminate the ability of stockholders to act by written consent.

(8)	To consider and adopt an amendment to classify the board of directors into three classes with staggered terms.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders who own shares of our common stock, at the close of business on April 4, 2014, are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to submit your Proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the Annual Meeting. Submission of a Proxy does not disqualify a shareholder from attending the Annual Meeting and voting in person.

By Order of the Board of Directors,

/S/ John N. Seitz
John N. Seitz
Chief Executive Officer

Dated: [________], 2014

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Shareholders to be Held on May 29, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT TO VSTOCK TRANSFER, LLC, ATTENTION ALLISON NICCOLLS, VIA EMAIL TO INFO@VSTOCKTRANSFER.COM, FACSIMILE TO (646) 536-3179 OR MAIL TO 77 SPRUCE STREET, STE 201, CEDARHURST, NY 11516 OR ONLINE AT WWW.VSTOCKTRANSFER.COM/PROXY.

GULFSLOPE ENERGY, INC.
2500 City West, Ste. 800
Houston, Texas 77042
_______________________________

PROXY STATEMENT
_______________________________

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2014

The Board of Directors (the “Board”) of GulfSlope Energy, Inc. (“we,” “us,” “our” or the “Company”) is soliciting proxies in the form enclosed with this proxy statement for use at the Annual Meeting (the “Meeting”) of shareholders of the Company to be held on May 29, 2014 at 10:00 A.M. central time at the corporate office of the Company, 2500 City West, Suite 800, Houston, Texas 77042 and at any adjournment or postponement thereof. The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common stock, par value $0.001 (the “Common Stock”) in their names and the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

Only shareholders of record at the close of business on April 4, 2014 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 625,724,010 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Stockholder’s directions and, unless contrary directions are given, will be voted for the proposals (the “Proposals”) described below. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Board written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting in person.

The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a Proposal. Brokers holding Common Stock for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on “routine” matters. Absent specific instructions from the beneficial owners in the case of “non-routine” matters, the brokers may not vote the shares. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which instructions to vote are not provided by the owner.

The Board has adopted and approved each of the Proposals set forth herein as being in the best interest of the Company and recommends that the Company’s shareholders vote “FOR” each of the Proposals.  This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first sent to the shareholders on or about May 14, 2014.

QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials from us because you were a shareholder of record of GulfSlope Energy, Inc. at the close of business on the Record Date (April 4, 2014). As a shareholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is being voted on at the Meeting?

The Board is asking shareholders to consider three items at this Meeting of shareholders:

1.           To elect three directors to the Company’s Board of Directors

2.           To adopt the Company’s 2014 Omnibus Incentive Plan, which provides for the issuance of equity awards to the Company’s officers, directors, employees, and consultants.

3.           Ratification of the appointment of Mantyla McReynolds, LLC as the Company’s independent registered public accounting firm for 2014.

4.           To adopt an amended and restated certificate of incorporation, which shall incorporate any and all of the amendments to the Company’s current certificate of incorporation which are approved by the stockholders at the Annual Meeting (Proposals 5, 7 and 8).

5.           To approve an amendment of the Company’s current certificate of incorporation to increase the number of authorized shares of Common Stock from 750,000,000 to 975,000,000

6.           To approve an amendment of the Company’s current certificate of incorporation to effect one or a series of reverse splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio to be set within such range in the discretion of the Board, without further approval or authorization of the Company’s shareholders, provided that the Board determines to effect the reverse stock split and any amendments to the Company’s certificate of incorporation are filed with the Delaware Secretary of State (if necessary) no later than April 30, 2015.

7.           To amend the Company’s certificate of incorporation to eliminate the ability of stockholders to act by written consent.

8.           To amend the Company’s certificate of incorporation to classify the board of directors into three classes with staggered terms.

Who can vote at the Meeting?

The Board has set April 4, 2014 as the Record Date for the Meeting. Only persons holding shares of our Common Stock of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Each share of our Common Stock will be entitled to one vote per share on each matter properly submitted for vote to our shareholders at the Meeting. On the Record Date, there were 625,724,010 shares of our Common Stock outstanding held by a total of approximately 187 shareholders of record.

What constitutes a quorum for the Meeting?

To constitute a quorum for the Meeting, we need a majority of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on any proposal is withheld, holders of shares of Common Stock  abstaining as to any Proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer’s shares of Common Stock on one or more matters) on any Proposal, all of which will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting.

How do I vote?

Registered Stockholders have three voting options: (1) voting at the Meeting; (2) completing and sending in the enclosed proxy card; or (3) casting a vote on the Internet for such shares.

How do I cast my vote on the internet?

Go online to www.vstocktransfer.com/proxy and enter the “control code,” which can be found on the proxy card included with this Proxy.

If you vote by Internet, please do not send your proxy card.

Should you have any questions, or need additional assistance with electronic voting, contact VStock Transfer LLC at info@vstocktransfer.com or call (212) 828-8436 (9:00-4:30 EST).

To whom and how do I send the enclosed proxy card?

There are several ways to submit your proxy card, including by

•	by signing and e-mailing your proxy card to the Company’s transfer agent info@vstocktransfer.com, attention Allison Niccolls;

•	by signing and faxing your proxy card to the Company’s transfer agent at (646) 536-3179, Attn Allison Niccolls; or

•	by signing your proxy card and mailing it to the Company’s transfer agent at VStock Transfer LLC, Attn: Allison Niccolls, 77 Spruce Street, Ste 201, Cedarhurst, NY 11516.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

How many votes do I have?

Each record holder of Common Stock is entitled to one vote per share of Common Stock.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary, at the address indicated above, either a written notice of revocation, a duly executed proxy bearing a later date, or if you vote in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy.

Any written notice of revocation sent to us must include the Stockholder’s name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

The proposal to approve the amended and restated certificate of incorporation (Proposal 4), and the amendments to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock (Proposal 5), to effect the reverse stock split (Proposal 6), eliminate the ability of stockholders to act by written consent (Proposal 7), and to classify the board of directors into three classes with staggered terms (Proposal 8) must receive the affirmative vote of a majority of all of the shares of our Common Stock outstanding and entitled to vote for those proposals to be approved.  This means that an abstention or a failure to submit a proxy or vote in person at the Meeting will have the same effect as a vote “Against” Proposal 4, Proposal 5, Proposal 6, Proposal 7 and Proposal 8.

The Proposal to elect three directors (Proposal 1) requires a plurality of the votes cast at the Meeting, and the Proposals to adopt the Company’s 2014 Omnibus Incentive Plan (Proposal 2), to ratify the Company’s auditors (Proposal 3) each requires the affirmative vote of a majority of the votes cast at the Meeting.

No shareholder will have appraisal or dissenters rights with respect to any of the Proposals.  Each of these Proposals is subject to a separate consent, and approval of each Proposal is not dependent on approval of any other proposal.

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on   routine matters   (such as ratification of the appointment of independent accountants), but not on   non-routine matters   (such as shareholder proposals). Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but not non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are broker non-votes counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.  As described above, a broker non-vote will have the same effect as a vote “Against” Proposal 4, Proposal 5, Proposal 6, Proposal 7 and Proposal 8.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. As described above, an abstention will have the same effect as a vote “Against” Proposals 4, 5, 6, 7 and 8.

How does the Board recommend that I vote?

Our Board unanimously recommends that our shareholders vote “FOR” each of the eight (8) Proposals to be presented at the meeting.

Other Matters

If you hold your shares of Common Stock in street name, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of Common Stock may not be voted on those matters and will not be counted in determining the number of shares of Common Stock necessary for approval. Shares of Common Stock represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

The Company’s transfer agent is VStock Transfer, LLC. Votes cast by proxy will be counted by VStock Transfer, LLC.  Votes cast by persons attending the Meeting will be counted by the independent person that we will appoint to act as election inspector for the Meeting.  The cost of soliciting proxies will be borne by the Company.  In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs.  The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of the Board

Our Board currently consists of three directors.  Vacancies on the Board may be filled by a vote of a majority of the remaining directors, although less than a quorum is present. A director elected by the Board to fill a vacancy shall serve for the remainder of the term of that director and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

Appointment of New Directors by the Board – Increase in Size of Board

Effective March 27, 2014, Messrs. Paul Morris and Richard Langdon were appointed to the Board, which increased the number of directors serving on our Board to four.   Subsequent to the appointment of Messrs. Morris and Langdon, Mr. James Askew resigned from the Board, which decreased the number of directors serving on our Board to three.   The Board has determined that the size of the Board should remain three directors.   Both Messrs. Morris and Langdon are nominees for election by the shareholders at the 2014 Annual Meeting.

Proposal to Classify the Board (Proposal 8)

As described in Proposal 8 below, the Board of Directors believes it is in the best interest of the Company to divide the board in three separate classes commencing with the 2015 annual meeting.  If Proposal 8 is approved, at the 2015 annual meeting, directors will be selected to serve for terms of one, two or three year terms.  Thereafter, the directors will be elected to serve 3 year terms.

The approval of Proposal 8 does not impact the current election of directors.  Each of the directors elected at this Annual Meeting will serve a term of one year, irrespective of whether Proposal 8 is approved or not.

Director Nominees for Election

The Board has recommended for election John N. Seitz, Paul L. Morris and Richard S. Langdon (each, a “Nominee”).

If elected at the Annual Meeting, these directors would serve until the end of their respective terms and until their successors are elected and qualified, or until their earlier death, resignation or removal. It is the intention of the person named in the accompanying form of proxy to nominate as directors and to vote such proxy for the election of Messrs. Seitz, Morris and Langdon. We are not aware of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may nominate as a substitute.

Director Qualifications and Biographical Information

The Board seeks directors with established strong professional reputations and experience in businesses and other organizations of comparable size to our Company and in areas relevant to the strategy and operations of our Company’s business. The nominees for director include individuals who hold or have held senior executive positions in organizations operating in industries and end-markets that our Company serves and who have experience serving on boards of directors of other companies. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and oversight, leadership development and corporate governance practices and trends.

The Board believes that each of the nominees has other key attributes that are important to an effective board: personal and professional integrity, exceptional ability and judgment, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on the Board of Directors and its committees.  The Board takes into account diversity considerations in determining the Company’s slate and planning for director succession and believes that, as a group, the nominees bring a diverse range of perspectives to the deliberations of the Board of Directors. Except for Mr. Seitz, each of the nominees is also independent of the Company and management. We believe the atmosphere of our Board of Directors is collegial and that all directors are engaged in their responsibilities.

Our directors and Nominees, their ages, positions with the Company, the dates of their initial election or appointment as director are as follows:

Name	Position With the Company	Age	Director Since
John N. Seitz	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director	62	2013
Paul L. Morris (1)(2)(3)	Director	72	2014
Richard S. Langdon (1)(2)(3)	Director	63	2014

(1)         Member of Audit and Compliance Committee
(2)         Member of Compensation Committee
(3)         Member of Corporate Governance and Nominating and Corporate Governance Committee

In addition to the above, the Board considered the specific experience described in the biographical details of the nominees that follow in determining to nominate these individuals for election as directors.

Mr. Seitz has served as chief executive officer, chief financial officer, and chairman of the board and director since May 31, 2013, as chief accounting officer since April 2014, and served as a consultant to the Company from March 2013 through May 2013.  From 2004 until 2006, Mr. Seitz served as co-chief executive officer of Endeavour.  Since 2006 until present, Mr. Seitz has served as a director and vice chairman of the board of Endeavour International Corporation (NYSE: END), a public company listed on the NYSE and on the London Stock Exchange, which is engaged in oil and gas exploration and production in the U.K North Sea and in the domestic U.S. market.  Since 2006 Mr. Seitz has managed his private investments and provided consulting services.  From 1977 to 2003, Mr. Seitz held positions of increasing responsibility at Anadarko Petroleum Corporation (NYSE: APC), serving most recently as a director and as president and chief executive officer.  From 1975 to 1977 Mr. Seitz was employed as a geologist at Amoco Production Co.  Mr. Seitz has also served on the board of managers of Constellation Energy Partners LLC (NYSE ARCA: CEP), and currently on the board of directors of Gulf United Energy, Inc. (OTCQB: GLFE), and the board of ION Geophysical Corporation (NYSE: IO), a leading technology focused seismic solutions company. Mr. Seitz is a Certified Professional Geological Scientist from the American Institute of Professional Geologists and a licensed professional geoscientist with the State of Texas. Mr. Seitz also serves as a trustee for the American Geological Institute Foundation. In 2000, the Houston Geological Society honored Mr. Seitz as a “Legend in Wildcatting,” and he is a member of the All American Wildcatters. Mr. Seitz holds a Bachelor of Science degree in Geology from the University of Pittsburgh, a Master of Science degree in Geology from Rensselaer Polytechnic Institute, and has completed the Advanced Management Program at the Wharton School.

Paul L. Morris has served as director since March 2014.  Mr. Morris founded Elk River Resources, LLC in August 2013 to explore and develop oil and gas potential in the oil-producing regions of the southwest United States.  Mr. Morris has served as chairman and chief executive officer of Elk River Resources since inception.  Prior to Elk River Resources, Mr. Morris served as president and chief executive officer from 1988 to September 2013 of Wagner & Brown, Ltd., an independent oil and gas company headquartered in Midland, Texas.  With Wagner & Brown, Mr. Morris oversaw all company operations including exploration and production activities in eight states as well as in France, England, and Australia, and affiliates involved in natural gas gathering and marketing, crude oil purchasing and reselling, pipeline development, construction and operation and compressed natural gas (CNG) design, fabrication and operations.  Mr. Morris served as president of Banner Energy from 1981 until 1988.  Mr. Morris graduated from the University of Cincinnati with a Bachelor of Science degree in Mechanical Engineering in 1964.  Mr. Morris has also completed the Executive Management Program in the College of Business Administration of Penn State University.

Richard S. Langdon has served as director since March 2014.  Mr. Langdon is currently serving as president, chief executive officer and chairman of KMD Operating Company LLC, a privately held exploration and production company, since November 2011.  Mr. Langdon has also been serving as the interim president and chief executive officer of Gasco Energy, Inc., a publicly traded exploration and production company, since May, 2013.  Mr. Langdon serves as chairman of the board of managers of Constellation Energy Partners LLC and is a member of its compensation, nominating and conflicts committees, and the chairman of its audit committee, and has served as a director of Gasco Energy, Inc. since 2003.  Mr. Langdon served as president and chief executive officer of Matris Exploration Company L.P., a privately held exploration and production company from July 2004 and executive vice president and chief operating officer of KMD Operating from August 2009 until the merger of Matris Exploration into KMD Operating in November 2011, which merger was effective January 2011. From 1997 until 2002, Mr. Langdon served as executive vice president and chief financial officer of EEX Corporation, a publicly traded exploration and production company that merged with Newfield Exploration Company in 2002. Prior to that, Mr. Langdon held various positions with the Pennzoil Companies from 1991 to 1996, including executive vice president, international marketing (Pennzoil Products Company); senior vice president, business development (Pennzoil Company); and senior vice president, commercial & control (Pennzoil Exploration & Production Company). Mr. Langdon graduated from the University of Texas at Austin with a Bachelor of Science degree in Mechanical Engineering in 1972 and a Masters of Business Administration in 1974.

MORE INFORMATION ABOUT OUR DIRECTORS

Director Compensation

During 2013 and 2012, the directors of the Company were not compensated for their services as directors.  The Corporation has no formal arrangement pursuant to which directors are compensated for their services in their capacity as directors, except for the granting from time to time of incentive stock options.  As of March 27, 2014 the Company has made awards to each of the Company’s non-employee Directors of 500,000 shares of restricted stock, of which ½ vest on March 27, 2015 and the remaining ½ vest on March 27, 2016.

Leadership Structure of the Board of Directors

Our Chairman of the Board is also an executive of the Company. We believe that by having this combined position, our Executive Chairman serves as a bridge between management and the Board, ensuring that both act with a common purpose. In addition, we believe that the combined position facilitates our focus on both long- and short- term strategies. Further, we believe that the advantages of having an Executive Chairman with extensive knowledge of our company, as opposed to a relatively less informed independent Chairman, outweigh potential disadvantages. Additionally, of our three current Board members, two have been deemed to be independent by our Board. Accordingly, we believe that our majority of independent directors provide sufficient independent oversight of our management. We do not have a lead independent director.

See “CORPORATE GOVERNANCE” in this proxy statement for additional information on our Board of Directors.

Vote Required for the Election of Directors

Directors must be elected by a plurality of votes cast at the meeting. This means the nominees receiving the highest number of votes cast shall be elected as directors. If you do not vote for a nominee, or you indicate “withholding authority,” your vote will not count either for or against the nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF JOHN N. SEITZ, PAUL L. MORRIS AND RICHARD S. LANGDON.

PROPOSAL 2

ADOPTION OF 2014 OMNIBUS INCENTIVE PLAN

Background Information

The Board adopted the 2014 Omnibus Incentive Plan in April 2014.  The purpose of the 2014 Omnibus Incentive Plan is intended to advance the best interests of the Company, its affiliates and shareholders by providing key employees, officers, directors and consultants who have substantial responsibility for the management and growth of the Company and its affiliates with additional incentives and an opportunity to obtain or increase their proprietary interests in the Company, thereby encouraging them to continue in the employ of the Company or any of its affiliates.

The following is a summary of the 2014 Omnibus Incentive Plan which is qualified in its entirety by the 2014 Omnibus Incentive Plan attached hereto as Appendix A .

General Administration of the 2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan will be administered by our Compensation Committee, or in the event no Compensation Committee has been formed, then it shall mean the entire Board.  The Committee will be authorized to grant to key employees and consultants of the Company awards in the form of stock options, stock appreciation rights, restricted stock and units, performance stock and units, cash-based awards and other stock-based awards and shares of Common Stock.

The Committee has authority to amend awards and to accelerate vesting and/or exercisability of awards, provided that it cannot amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option with a lower exercise price.

Eligibility

The Committee will select grantees from among the key employees, officers, directors and consultants of the Company and its subsidiaries.  The eligible participants will be those who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company.

Shares Subject to the 2014 Omnibus Incentive Plan

Subject to adjustment as described below, a maximum of 37,500,000 shares of Common Stock may be issued under the 2014 Omnibus Incentive Plan.  If an award terminates or expires without shares of Common Stock being issued, then the shares that were subject to the award will again be available for grant.  The shares may be authorized and unissued shares or treasury shares.  In the event of a stock split, stock dividend, spin-off, or other relevant change affecting our Common Stock, the Committee shall make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.  Shares withheld in order to cover tax withholding obligations shall reduce the number of shares of Common Stock available for issuance under the 2014 Omnibus Incentive Plan.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting, and make adjustments pursuant to the 2014 Omnibus Incentive Plan.  The maximum number of shares that may be covered by options or stock appreciation rights (“SARs”) (other than a substitution award) issued to an eligible person in any calendar year may not exceed 3,750,000 shares.

Types of Awards Under the 2014 Omnibus Incentive Plan

Stock Options

The Committee may grant awards in the form of options to purchase shares of the Company’s Common Stock.  With regard to each such option, the Committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, and the exercise price per share of stock subject to the option; provided however, that the exercise price of any “Incentive Option” (as defined in the 2014 Stock Option Plan) may not be less than the greater of (i) 100% of the fair market value of the shares of Common Stock on the date the option is granted, or (ii) the aggregate par value of the shares of stock on the date the option is granted.  In the case of any 10% shareholder, the price at which shares of stock may be purchased under an Incentive Option shall not be less than 110% of the fair market value of the stock on the date of grant.  The exercise price may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock or a combination thereof.  The period of any option shall be determined by the Committee, but no Incentive Option may be exercised later than 10 years after the date of grant.  In the case of a 10% stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date of grant.  The aggregate fair market value, determined at the date of grant of the Incentive Option, of Common Stock for which an Incentive Option is exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation as provided in Section 422 of the Code.  Unless expressly provided for in the option grant, an option shall terminate upon the earlier of the expiration date or three months after severance of employment, other than for death or severance for disability.  Upon death or severance for disability the option shall terminate on the earlier of the expiration date or on year after the death or disability.

Stock Appreciation Rights

The 2014 Omnibus Incentive Plan also authorizes the Committee to grant SARs.  Upon exercising a SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant unless otherwise determined by the Committee) and the fair market value of the Common Stock on the date of exercise.  At the Committee’s discretion, payment of such amount may be made in cash, shares of Common Stock or a combination thereof.  Each SAR granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR.  No SAR may have a term of greater than 10 years.

Common Stock

Under the 2014 Omnibus Incentive Plan, the Committee may award restricted or unrestricted shares of the Common Stock to eligible persons from time to time and subject to certain restrictions as determined by the Committee.  The nature and extent of restrictions or vesting on such shares, the duration of such restrictions or vesting, and any circumstance which could cause the forfeiture of such shares shall be determined by the Committee.  The Committee will also determine the effect of the termination of employment of a recipient of shares of Common Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. The Committee may award shares of stock, without any cash payment for such shares or without any restrictions, to designated eligible persons for services rendered to the Company.  The designation of a stock award shall be made by the Committee in writing at any time after such eligible person has provided value to the Company (or within such period as permitted by IRS regulations).  The Committee reserves the right to make adjustments in the amount of an award if in its discretion unforeseen events make such adjustment appropriate.  The Company may award shares, without any cash payment for such shares without restrictions, to eligible persons for services rendered to the Company.

Performance Shares

The 2014 Omnibus Incentive Plan permits the Committee to grant awards of performance shares to eligible persons from time to time.  These awards are contingent upon the achievement of certain performance goals established by the Committee.  The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Committee.  The Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period. No individual may receive performance stock awards in any calendar year covering more than 3,750,000 shares of Common Stock.

Change in Control

In order to preserve the rights of participants in the event of a “change in control” (as defined in the 2014 Omnibus Incentive Plan), an unexercised option may be accelerated, at the discretion of the Board, so that they shall immediately prior to the specified effective date for the “change in control” become 100% vested and exercisable.  After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each eligible person may have his restricted stock and shares earned under a performance stock award appropriately adjusted based on the manner the stock was adjusted under the terms of the agreement of merger or consolidation.  The Committee will make similar adjustments, as appropriate, in outstanding SAR’s.

Amendment and Termination of the 2014 Omnibus Incentive Plan

The Board may at any time terminate, and from time to time may amend or modify the 2014 Omnibus Incentive Plan provided, however, that no amendment or modification may become effective without approval of the shareholders of the Company (i) if shareholder approval is required to enable the 2014 Omnibus Incentive Plan to satisfy any applicable statutory or regulatory requirements, (ii) to reduce the exercise price or grant price, (iii) to cancel an outstanding option or SAR in exchange or other option or SAR’s with a lower option or grant price, or (iv) to cancel an outstanding option with an option price that is lesser than the fair market value of such option on the date of cancellation or cancel an outstanding SAR with a grant price that is less than the fair market value on the date of cancellation in exchange for cash or another award.

Federal Income Tax Consequences

Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards made under the 2014 Omnibus Incentive Plan.

Exercise of Incentive Option and Subsequent Sale of Shares

A participant who is granted an Incentive Option does not realize taxable income at the time of the grant or at the time of exercise.  If the participant makes no disposition of shares acquired pursuant to the exercise of an Incentive Option before the later of two years from the date of grant or one year from such date of exercise (“statutory holding period”) any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss).  Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition.  Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on such ordinary income.  Finally, in addition to the ordinary income described above, the participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, and shall be long-term or short-term capital gain depending on the participant’s post-exercise holding period for such shares.

Annual tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares, but generally it does not materially change the tax consequences described above.  However, the exercise of an Incentive Option with shares which are, or have been, subject to an Incentive Option, before such shares have satisfied the statutory holding period, generally will result in the disqualifying disposition of the shares surrendered.

Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a nonqualified stock option.  Accordingly, a participant must generally include as alternative minimum taxable income for the year in which an Incentive Option is exercised, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares.  However, to the extent a participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A participant who is granted a nonqualified stock option does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of a nonqualified stock option, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-exercise holding period for such shares.  As a result of Section 409A of the Code, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock on the date of grant must have fixed exercise dates or meets another exception permitted by Section 409A to avoid early income recognition in the year of vesting.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

A participant who has been granted an award of restricted stock does not realize taxable income at the time of the grant.  When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.  Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for such shares after their restrictions lapse.

Under Section 83(b) of the Code, a participant who receives an award of restricted stock may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock.  Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending on the post-grant holding period of such shares.  If, after making the election, a participant forfeits any shares of restricted stock, or sells restricted stock at a price below its fair market value on the date of grant, such participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

SARs, Performance Shares and Stock Awards

A participant who is granted a SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such participant.

A participant who has been awarded a performance share or a stock award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

The ordinary income recognized by a participant in connection with a SAR, performance share or a stock award is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

To the extent, if any, that shares are delivered to a participant in satisfaction of either the exercise of a SAR or the payment of a performance share or stock award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post- delivery holding period for such shares.

New 2014 Omnibus Incentive Plan Benefits

Future grants and awards under the 2014 Omnibus Incentive Plan, which may be made to Company executive officers, directors, consultants and other employees, are not presently determinable.

Information Regarding Options Granted

No grants and awards under the 2014 Omnibus Incentive Plan were made to Company executive officers, directors, consultants and other employees as of April 4, 2014.  Such grants and awards will be made at the discretion of the Compensation Committee or the Board in accordance with the compensation policies of the Compensation Committee.

Adoption of the 2014 Omnibus Incentive Plan

The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for the approval of the 2014 Omnibus Incentive Plan.

THE BOARD BELIEVES THAT THE 2014 OMINIBUS INCENTIVE PLAN
IS IN THE BEST INTEREST OF THE COMPANY
AND
RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2014 OMNIBUS INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Mantyla McReynolds, LLC to serve as the Company’s independent registered public accounting firm for 2014, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of Mantyla McReynolds, LLC for ratification by the Company’s shareholders for their views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. Mantyla McReynolds, LLC has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. A representative of Mantyla McReynolds, LLC is not expected to attend the Annual Meeting and is not expected to make a statement, but will be available telephonically to respond to appropriate questions.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. Even if the selection is ratified, the Board or the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

Vote Required

The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for the ratification of Mantyla McReynolds, LLC as our independent registered public accounting firm.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION
OF MANTYLA MCREYNOLDS, LLC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2014.

PROPOSAL 4

ADOPTION OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

If one or more of the Proposals amending the current certificate of incorporation (Proposals 5, 7 or 8) is approved, the Company would like to file one document that will incorporate all the changes into a single charter document. In connection therewith, the Board of Directors believes it is in the best interest of the stockholders to adopt an amended and restated certificate of incorporation (“Amended and Restated Charter”).   The Amended and Restated Charter will not incorporate any substantive changes that are not independently approved by the shareholders.   Instead, the Amended and Restated Charter will incorporate our current certificate of incorporation and the amendments approved at the Annual Meeting into one document.

The Amended and Restated Charter will incorporate only those amendments to the Company’s current certificate of incorporation, which are approved by the shareholders at the Annual Meeting.  The amendments to the certificate of incorporation which the shareholders will be asked to approve at the Annual Meeting include: (1) increase the authorized number of shares of Common Stock from  Stock from 750,000,000 to 975,000,000 (Proposal 5); (2) effect one or a series of reverse splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio to be set within such range in the discretion of the Board, without further approval or authorization of the Company’s shareholders, provided that the Board determines to effect the reverse stock split at the time the Amended and Restated Charter is filed with the Delaware Secretary of State (Proposal 6); (3) eliminate the ability of stockholders to act by written consent (Proposal 7); and (4) to classify the board of directors into three classes with staggered terms (Proposal 8).  The Board has directed that the Amended and Restated Charter be submitted to the stockholders at the Annual Meeting, with the recommendation that the stockholders adopt the same.

The text of the proposed Amended and Restated Charter, attached to this Proxy Statement as Appendix B, incorporates the amendments contemplated by Proposals 5, 7 and 8.  If one or more of Proposals 5, 7 or 8 are not approved; Appendix B sets forth alterative language that would be included in the Amended and Restated Charter for each of Proposal 5, 7 or 8.  The Amended and Restated Charter will only incorporate Proposal 6, if Proposal 6 is approved at the Annual Meeting and the Board determines to effect a reverse split as contemplated by Proposal 6 at the time the Amended and Restated Charter is filed with the Delaware Secretary of State.   The Board of Directors does not intend to affect the reverse split before the Amended and Restated Charter is filed with the Delaware Secretary of State; therefore Proposal 6 is not incorporated in the text included in Appendix B. The description of the amendments and the summary of the Amended and Restated Charter should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Amended and Restated Charter attached to this Proxy Statement as Appendix B

The Amended and Restated Charter will not incorporate any other material changes.

What happens if Proposal 4 (approving the amended and restated certificate of incorporation) is approved but one or more of the Proposals (5, 7 or 8) to amend the certificate of incorporation are not approved?

The Amended and Restated Charter will only incorporate the amendments which are approved by the shareholders at the Annual Meeting.  As way of example, if Proposals 4, 5 and 7 are approved, but Proposal 8 is not approved, the Amended and Restated Charter will include the amendments to the certificate of incorporation contemplated by Proposal 5 and 7, but will not incorporate Proposal 8.  Therefore, the alternative language included in Appendix B for Proposal 8 would be included in the Amended and Restated Charter when it is filed with the Delaware Secretary of State.

What happens if Proposal 4 is not approved, but one or more of the Proposals (5, 7 or 8) to amend the certificate of incorporation are approved?

If Proposal 4 is not approved, but one or more of the Proposals to amend the certificate of incorporation are approved, then the Company will file an amendment to the current certificate of incorporation reflecting the approved amendment.  The forms of the various amendments to the Company’s current certificate of incorporation are set forth on Appendix B-1, B-2 and B-3, attached hereto.

If approved by the stockholders, the Amended and Restated Charter, in the form approved by the stockholders, will become effective upon filing with the Delaware Secretary of State as required by the General Corporation Law of Delaware. It is anticipated that this will occur promptly following the date of the Annual Meeting.

Reasons for Adopting the Amended and Restated Charter

The principal reason for adopting the Amended and Rested Charter is to incorporate all amendments into one document and to make other incidental non-material changes.  The Amended and Restated Charter will not incorporate any substantive changes that are not independently approved by the shareholders.   Instead, the Amended and Restated Charter will incorporate our current certificate of incorporation and the amendments approved at the Annual Meeting into one document

Vote Required

Approval of the proposal to adopt the Amended and Restated Charter requires the affirmative votes of holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE AMENDED AND RESTATED CHARTER.

INTRODUCTORY NOTE FOR PROPOSALS 5 THROUGH 8

Although Proposal 5, 7 and 8 are submitted as part of the Amended and Restated Charter (Proposal 4), we are submitting these amendments to the stockholders as separate proposals so that our stockholders are able to express their views on each amendment separately.   Each of Proposals 5- 8 is not conditioned on the approval of any other proposal.

PROPOSAL 5

AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK

General

The Board has unanimously approved an amendment to the Company’s certificate of incorporation to increase the number of shares of Common Stock authorized for issuance from 750,000,000 to 975,000,000.  At the Meeting, the shareholders will be asked to consider and vote upon this proposed amendment.  The amendment as described in this Proposal 5, if approved by the Company’s shareholders, would become effective as set forth in Amended and Restated Charter filed with the Delaware Secretary of State.   The text of the specific amendment language is attached to this Proxy Statement as Appendix B-1 .  If the shareholders do not approve the Amended and Restated Charter (Proposal 4), but do approve this Proposal 5, the text in Appendix B-1 will be filed in an amendment to the Company’s current certificate of incorporation filed with the Delaware Secretary of State

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock and will not affect the relative voting power or equity interest of any shareholder.   However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.

Reasons for Amendment to Articles of Incorporation

Currently, the Company’s certificate of incorporation authorizes the issuance of 800,000,000 shares of capital stock, 750,000,000 of which are designated as Common Stock and 50,000,000 of which are designated as preferred stock. The Company has not designated or issued any preferred stock.  As of the Record Date, there were 625,724,010 shares of Common Stock issued and outstanding and 46,166,667 shares of Common Stock underlying outstanding derivative securities.  As of the Record Date, not including the shares underlying the Company’s outstanding derivate securities, we have 124,775,990 shares of Common Stock that are authorized to be issued and are unissued.

We do not presently have any agreements, commitments or arrangements regarding the 225,000,000 shares of our Common Stock that would be newly authorized upon the increase to our authorized capital stock as contemplated in this Proposal.  The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights

The Effects, if any, on the Increase in the Company’s authorized shares of Common Stock

The amendment will not affect the relative voting power or equity interest of any shareholder. However, additional shares of Common Stock would continue to be available for issuance from time to time in the future.  The shares issued pursuant to the increase in the authorized shares, will dilute the percentage ownership interest of existing holders of our Common Stock and the value of the shares held by such shareholders may be diluted.

The Company’s certificate of incorporation presently authorizes 750,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. The adoption of the proposal to amend the Company’s certificate of incorporation would increase the authorized number of shares Common Stock from 750,000,000 to 975,000,000.  After the adoption of this amendment but without giving effect to a reverse split as contemplated in Proposal 5, 625,724,010 shares of Common Stock will be issued and outstanding (not giving effect to 46,166,667 shares of Common Stock underlying outstanding derivative securities) and no shares of preferred stock would be issued and outstanding.

For illustrative purposes only, the following table shows the effect on our authorized shares of Common Stock if the increase in authorized shares pursuant to this Proposal is effected and giving effect to the shares issued in the Financing:

	On Record Date	Assuming Approval of Amendment
Authorized Shares of Common Stock	750,000,000	975,000,000
Issued and Outstanding Shares of Common Stock*	625,724,010	625,724,010
Shares of Common Stock available for future issuance	124,275,990	349,275,990
*      This does not include 46,166,667 shares of Common Stock underlying outstanding derivative securities.

As a result of the amendment, additional shares of Common Stock would be available from time to time in the future, for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.   Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights

The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect.  For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction.  However, the increase in authorized capital stock has not been authorized in response to any effort of which the Company is aware to accumulate shares of our capital stock to obtain control of the Company.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

Our certificate of incorporation and bylaws currently include certain other provisions that may have an anti-takeover effect, including the Board of Directors right to issue preferred stock without obtaining additional approval of our stockholders.  In addition, Proposal 7 (to eliminate the ability of stockholders to act by written consent) and Proposal 8 (to to classify the board into three classes with staggered terms) each may be deemed to have an anti-takeover effect.  Other than Proposal 5 and Proposal 7, the Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.  Additionally, the Company has no current plans to use the newly authorized shares of Common Stock in connection with any merger, consolidation, or other business combination transaction.

Vote Required

Approval of the amendment to increase the authorized shares of Common Stock requires the affirmative votes of holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”
THE PROPOSAL TO INCREASING THE AUTHORIZED SHARES
FROM 750,000,000 TO 975,000,000 SHARES OF COMMON STOCK.

PROPOSAL 6

APPROVAL OF A REVERSE SPLIT OF OUR COMMON STOCK

General

The Company’s Board believes that it is in the best interests of the Company and its shareholders to grant the Board the sole discretion to amend the Company’s certificate of incorporation, as amended, to effect one or a series of reverse splits of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio to be set within such range in the discretion of the Board, without further approval or authorization of the Company’s shareholders, provided that the Board determines to effect the reverse stock split and any amendments to the Company’s certificate of incorporation are filed with the Delaware Secretary of State (if necessary) no later than April 30, 2015.

If this Proposal 6 is approved, the Board would have the sole discretion to elect to effect one or a series of reverse splits of all outstanding shares of our Common Stock at any time until April 30, 2015, in a range of not less than 2 and not greater than 15.  The Board would also have the sole discretion not to effect the reverse stock split if they concluded it was not in the best interest of the shareholders of the Company. Providing this authority to the Board, rather than mere approval of an immediate reverse stock split, would give the Board flexibility to react to market conditions and act in the best interests of the Company and our shareholders.  The Company believes that giving the Board the authority, but not the requirement, to execute a reverse stock split as well as the availability of a range of reverse split ratios will provide it with the flexibility to implement the reverse stock split, if it does at all, in a manner designed to maximize the anticipated benefits for the Company and its shareholders. In determining which reverse stock split ratio to implement, the Board may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of any reverse split on the trading market for our Common Stock;

•	the anticipated impact of a particular ration on our ability to reduce administrative and transactional costs;

•	projections for our financial condition and results of operations over various time horizons;

•	potential acquisition or financing opportunities; and

•	prevailing general market and economic conditions.

If the Board determines to effect a reverse split, the Company would file an amendment to our certificate of incorporation with the Delaware Secretary of State.  The Company would also obtain a new CUSIP number for the Common Stock at the time of the reverse split. The Company must provide FINRA at least ten (10) calendar days advance notice of the effective date of a reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purpose

The purpose of any reverse stock split is to attempt to increase the per share trading value of the Company’s Common Stock. The Board intends to effect a reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Common Stock, to make access to a national securities market listing possible, to increase the marketability of its stock to potential new investors and its ability to attract institutional investors to hold its shares, while decreasing the volatility of the stock price, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and our shareholders at that time.  However, in many cases, the market price of a Company’s shares declines after a reverse stock split. If the trading price of the Company’s Common Stock increases without a reverse stock split, the Board may use its discretion not to implement subsequent reverse splits.

In addition, our Board will consider that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels.  For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks.  Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Our Board believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of a reverse split, some of these concerns may be ameliorated.  The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of our Common Stock.

The Board does not intend for any of these transactions to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.  If the Board ultimately determines to effect a reverse stock split, no action on the part of the shareholders is required. The Board may determine to delay the reverse split up until twelve months or determine not to effect the reverse split at all.

Effects of a Reverse Split

After the effective date of a proposed reverse stock split, each shareholder will own a reduced number of shares of Common Stock. As of the Record Date, 625,724,010 shares of Common Stock were issued and outstanding.  Depending on the ratio for a reverse stock split determined by our Board, a minimum of two and a maximum of fifteen shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	312,862,005
1-for-3	208,574,670
1-for-4	156,431,003
1-for-5	125,144,802
1-for-6	104,287,335
1-for-7	89,389,145
1-for-8	78,215,502
1-for-9	69,524,890
1-for-10	62,572,401
1-for-11	56,884,001
1-for-12	52,143,668
1-for-13	48,132,617
1-for-14	44,694,573
1-for-15	41,714,934

The actual number of shares issued after giving effect to a reverse split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board.

The proposed reverse stock split will affect all common shareholders uniformly and will not affect any shareholders’ percentage interest in the Company (except for shareholders receiving one whole share for a fractional share interest).  Neither the authorized but unissued shares of Common Stock nor the par value for our Common Stock will adjust as a result of a reverse split.

Shareholders should also recognize that once a reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse split divided by a number between 2 and 15).  While we expect that a reverse split will result in an increase in the per share price of our Common Stock, a reverse split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding.  It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.  The history of similar reverse splits for companies in similar circumstances is varied.   We cannot predict the effect of any reverse stock split upon the market price over an extended period and, in some cases, the market value of a company’s Common Stock following a reverse split declines.

Once a reverse split is effected and should the per share price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse split.  Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after a reverse split

Additionally, any outstanding options, warrants, rights, or other derivative securities convertible or exchangeable into shares of our Common Stock as of the effective date of a split that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of Common Stock that may be obtained upon exercise or conversion of the securities, the applicable exercise or purchase price as well as other adjustments.

Further, an effect of the existence of authorized but un-issued capital stock may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company’s management. If, in the due exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal was not in the Company’s best interests, such shares could be issued by the Board without shareholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to its certificate of incorporation or bylaws that would have a material anti-takeover effect.

Moreover, as a result of any reverse split, some shareholders may own less than 100 shares of the Common Stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those shareholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of Common Stock.

No fractional shares of post-reverse split Common Stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse Common Stock who would otherwise be entitled to receive a fractional share of post-reverse Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse Common Stock held by such holder.

The Company does not presently have any definitive agreement(s) to issue any shares of Common Stock available as a result of a reverse stock split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the U.S. federal income tax consequences to a shareholder who exchanges shares pursuant to the reverse stock split. This discussion is for general information only and is not intended to be a complete description of all potential tax consequences to a particular shareholder. Nor does it describe state, local or foreign tax consequences. Any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. We have not sought nor will we seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

The Company will not recognize any gain or loss for tax purposes as a result of the reverse stock split. Furthermore, the reverse stock split will not result in the recognition of gain or loss to our common shareholders. The holding period for the shares of Common Stock each shareholder receives will include the holding period of the shares exchanged in the reverse stock split. The aggregate adjusted basis of the new shares of Common Stock will be equal to the aggregate adjusted basis of the old shares exchanged in the reverse stock split.

Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Accounting Matters

The proposed amendment to the Company’s certificate of incorporation to effect a reverse split will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share.  The stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to any reverse split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Exchange Act Matters

Our Common Stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  Any reverse split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder.  Our Common Stock is currently listed for quotation on the OTC Bulletin Board (“OTCBB”) under the symbol “GSPE”.  Unless a reverse split is done in connection with an initial listing on a national stock exchange such as The NASDAQ Capital Market or NYSE, our Common Stock will continue to be listed for quotation on the OTCBB.  In any event, our Common Stock will be traded under a new symbol, subject to our continued satisfaction of applicable listing requirements, which we will request once a reverse stock split is complete.  The CUSIP number for our Common Stock will also change in connection with a reverse split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Effective Date and Exchange of Stock Certificates

A proposed reverse stock split would become effective as set forth in a certificate of amendment filed with the Delaware Secretary of State.  On the effective date of a reverse split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse split ratio determined by the Board. As soon as practical after the effective date, the shareholders will be notified that a reverse split has been effected.

Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective time, a letter of transmittal will be sent to our shareholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal.  No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  From and after the effective time, any certificates formerly representing pre-reverse split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Vote Required

The approval of the amendment to effect one or a series of reverse splits at a range of 1-for-2 and 1-for-15, at the sole discretion of the Board, requires the affirmative votes of holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR”
THE PROPOSAL TO APPROVE A REVERSE SPLIT OF OUR COMMON STOCK.

PROPOSAL 7

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

The Company’s Board believes that it is in the best interests of the Company and its shareholders to amend the Company’s current certificate of incorporation to eliminate the ability of stockholders to act by written consent. The amendment as described in this Proposal 7, if approved by the Company’s shareholders, would become effective as set forth in Amended and Restated Charter filed with the Delaware Secretary of State. The text of the specific amendment language is attached to this Proxy Statement as  Appendix B-2 . If the shareholders do not approve the Amended and Restated Charter (Proposal 4), but do approve this Proposal 7, the text in Appendix B-2 will be filed in an amendment to the Company’s current certificate of incorporation filed with the Delaware Secretary of State.

Section 228 of the Delaware General Corporation Law provides that, unless otherwise provided in a company’s certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice to all stockholders and without holding a vote, if a consent in writing is signed by stockholders representing the minimum number of votes necessary to approve the action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s existing certificate of incorporation does not contain a provision eliminating the right to act by written consent.

In accordance with the Company’s commitment to further stockholder enfranchisement, we are seeking to eliminate the ability of stockholders to act by written consent. Accordingly, all stockholders would be entitled to receive notice of any action requiring a vote of stockholders and be afforded the opportunity to vote on that action at a duly convened meeting. In addition, the amendment would make it difficult for a person who acquires a majority of the outstanding Common Stock of the Company to approve a merger or sale of the Company or take other action normally requiring a vote of stockholders without providing notice to all stockholders and convening a meeting to vote on the proposed action.

In light of the foregoing, the Board of Directors believes that amending the provisions of its certificate of incorporation to eliminate stockholder action by written consent is a prudent corporate governance measure to prevent a small number of stockholders from prematurely causing stockholder consideration of a proposal over the opposition of the Board of Directors by unilaterally soliciting the consent of stockholders for such a proposal before stockholders have the full benefit of the knowledge, advice and participation of the Company’s management and Board of Directors.

Elimination of stockholder power to act by written consent may deter certain acquisitions of the Company’s stock and may delay, deter or impede stockholder action not approved by the Board of Directors. Such actions may include stockholder attempts to obtain control of the Board of Directors, unsolicited tender offers or other efforts to acquire control of the Company.

Our certificate of incorporation and bylaws currently include certain other provisions that may have an anti-takeover effect, including the Board of Directors right to issue preferred stock without obtaining additional approval of our stockholders.  In addition, Proposal 5 (to increase the authorized shares of Common Stock) and Proposal 8 (to classify the board into three classes with staggered terms) each may be deemed to have an anti-takeover effect.  Other than Proposal 5 and Proposal 8, the Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

The Board of Directors believes, however, that the benefits of discouraging hostile bidders and dissident stockholders seeking to further their own special interests from conducting potentially expensive and disruptive consent solicitations outweigh these disadvantages.

Approval Required

The approval of the amendment to eliminate the ability of stockholders to act by written consent requires the affirmative votes of holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT.

PROPOSAL 8

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS

The Company’s Board believes that it is in the best interests of the Company to amend the Company’s current certificate of incorporation to provide for the classification of the Board of Directors into three classes with staggered terms. The amendment as described in this Proposal 8, if approved by the Company’s shareholders, would become effective as set forth in Amended and Restated Charter filed with the Delaware Secretary of State. The text of the specific amendment language is attached to this Proxy Statement as  Appendix B-3 . If the shareholders do not approve the Amended and Restated Charter (Proposal 4), but do approve this Proposal 8, the text in Appendix B-3 will be filed in an amendment to the Company’s current certificate of incorporation filed with the Delaware Secretary of State.

Our current certificate of incorporation provides that all directors are to be elected annually to serve until their successors have been elected and qualified. Delaware law permits certificates of incorporation to provide for a classified board of directors. The proposed amendment to our certificate of incorporation would divide our Board of Directors into three classes, comprised of as nearly equal in number of directors as possible as determined by the Board of Directors.

The board of directors proposes that commencing with the 2015 annual meeting, the board shall be divided into three classes, apportioned as nearly as equal as possible with the directors in each class serving staggered three-year terms. The three classes shall be designated as Class I, Class II and Class III. To preserve the classified board structure, the amendment to our certificate of incorporation also provides that a Director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such Director has been chosen, and until that Director’s successor has been elected and qualified or until his or her earlier resignation, removal or death.

If this Proposal 8 is approved, prior to the 2015 annual meeting, the Board of Directors will apportion the nominees for director into Class I, Class II or Class III.  At the 2015 annual meeting the stockholders will elect directors for all three classes.  The initial term of office of the Class I directors shall expire on the date of the 2016 annual meeting of stockholders, the initial term of office of the Class II directors shall expire on the date of the 2017 annual meeting of stockholders, and the initial term of office of the Class III directors shall expire on the date of the 2018 annual meeting of stockholders. Subsequent to the initial terms, directors will be elected to serve a three (3) year term. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

The board of directors believes that if the proposed amendment to our certificate of incorporation to provide for a staggered Board of Directors is adopted, it could have the following effects:

•	encourage persons seeking to acquire control of the Company to initiate the acquisition through arm’s-length negotiations with the Company’s management and Board of Directors;

•	reduce the possibility that a third party could implement a sudden and opportunistic change in control of the Board of Directors without the support of the then incumbent Board of Directors;

•	the possibility that a third party would make an opportunistic tender offer or otherwise attempt to obtain control of the Company without the support of the then incumbent Board of Directors; and

•
discourage accumulations of large blocks of the Company’s stock and fluctuations in the market price of the Company’s stock caused by accumulations (so that stockholders lose opportunities to sell their shares at temporarily higher prices).

The Board of Directors notes that classified boards have the potential effect of eroding stockholder value by deterring acquisition proposals. However, the Board of Directors believes that the anti-takeover implications of a staggered system would preserve value for the Company’s stockholders by encouraging persons seeking control of the Company to negotiate with the Board of Directors and by making it more difficult for an unsolicited and opportunistic takeover attempt to succeed because the acquirer would be unable to obtain majority control of the Board of Directors for a period of at least two years. In summary, a staggered board structure should help to ensure that the Board of Directors and management would have appropriate time to review a surprise proposal from a third party that had acquired a block of the Company’s stock, and consider alternatives to the proposal and possibly attempt to negotiate a more favorable transaction for stockholders.

The proposed amendment to our certificate of incorporation may, therefore, discourage an individual or entity from acquiring a significant stake in the Company with the intention of obtaining immediate control of the Board of Directors. We are not currently aware of any present third-party plans to gain such control of the Company.  Our certificate of incorporation and bylaws currently include certain other provisions that may have an anti-takeover effect, including the Board of Directors right to issue preferred stock without obtaining additional approval of our stockholders.  In addition, Proposal 5 (to increase the authorized shares of Common Stock) and Proposal 7 (to eliminate the ability of stockholders to act by written consent) each may be deemed to have an anti-takeover effect.  Other than Proposal 5 and Proposal 7, the Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

The Board of Directors also believes that a staggered board would provide other important benefits to the Company and its stockholders. A staggered board will help to assure the continuity and stability of the Company’s business strategies and management of the Company’s business because a majority of the Board of Directors at any given time will have prior experience as directors of the Company.

If the classified board structure is approved by our stockholders, the Board will adopt conforming changes to our bylaws.

Approval Required

The approval of the amendment to classify our Board into three classes with staggered terms  requires the affirmative votes of holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE PROPOSAL
TO CLASSIFY THE BOARD OF DIRECTORS
INTO THREE CLASSES WITH STAGGERED THREE YEAR TERMS

CORPORATE GOVERNANCE

Attendance at Annual Meeting; Board Meetings

The Company has no formal policy with regard to Board members’ attendance at annual meetings of security holders and the Company did not hold an annual meeting during the year ended September 30, 2013.  During the fiscal year ended September 30, 2013, the Board of Directors did not hold any meetings and acted by written consent 14 times.

Board Committees

Effective March 2014, our Board of Directors has three standing committees: the Audit and Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.  Prior to March 2014, the Company did not maintain an audit committee, compensation committee or Corporate Governance and Nominating Committee, and the Board performed the functions of such committees.

Audit and Compliance Committee.  The Audit and Compliance Committee assists our Board of Directors in its oversight of our financial reporting process, internal controls, and legal and regulatory compliance, and meets regularly without management’s presence. At this time, the Audit Committee does not have a formal written charter.  It fulfills its oversight responsibilities by reviewing: (a) the integrity of the financial reports and other financial information provided by us to any governmental or regulatory body or to the public; (b) our systems of internal controls regarding finance, accounting, legal and regulatory compliance, and ethics that management and our Board of Directors have established; and (c) our auditing, accounting, and financial reporting processes generally. The members of this committee are Messrs. Morris and Langdon, each of whom is independent as “independence” is currently defined in applicable U.S. Securities and Exchange Commission (“SEC”) rules and an “independent director”. Our Board of Directors has determined that each member of this committee is financially literate or has accounting or related financial management expertise, and that Mr. Langdon is the “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.

Compensation Committee.  The Compensation Committee discharges the responsibilities of our Board of Directors relating to compensation of our directors and executive officers, and meets regularly without management’s presence.  At this time, the Compensation Committee does not have a written charter.  Its general responsibilities are: (a) reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer; (b) evaluating the chief executive officer’s performance in light of those goals and objectives; (c) making recommendations to our Board of Directors with respect to chief executive officer, director, and executive officer compensation, incentive and equity-based compensation plans; (d) producing a committee report on executive compensation; and (e) conducting an annual performance evaluation of itself. This committee also administers our equity-based compensation plan and is given absolute discretion to, among other things, construe and interpret the plan; to prescribe, amend and rescind rules and regulations relating to the plan; to select the persons to whom plan awards will be given; to determine the number of shares subject to each plan award; and to determine the terms and conditions to which each plan award is subject. The members of this committee are Messrs. Morris and Langdon, each of whom is independent as “independence” is currently defined in applicable SEC rules and an “independent director”.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee assists our Board of Directors by: (a) identifying individuals qualified to become directors consistent with criteria approved by the Board; (b) selecting or recommending that the Board select the director nominees for the next annual meeting of shareholders; (c) developing and recommending to the Board a set of corporate governance principles applicable to us that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory, or other requirements; (d) monitoring and reviewing any other corporate governance matters which the Board may refer to this committee; and (e) overseeing the evaluation of the Board and management.  The Corporate Governance and Nominating Committee does not have a formal written charter.   The members of this committee are Messrs. Morris and Langdon, each of whom is independent as “independence” is currently defined in applicable SEC rules and an “independent director”.

AUDIT AND COMPLIANCE COMMITTEE REPORT

For the fiscal year ended September 30, 2013, the Company did not have a separate audit committee.  Instead, the entire Board performed the function of the audit committee. Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its oversight responsibilities, the Board has reviewed and discussed the audited financial statements for the period ended September 30, 2013 with the Company’s management and has discussed with Mantyla McReynolds, LLC the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA,   Professional Standards  , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, Mantyla McReynolds, LLC has provided the Board the letter required by the Independence Standards Board Standard No. 1,   Independence Discussions with Audit Committees , as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Board has discussed with Mantyla McReynolds, LLC  their independence.

The members of the Board are not engaged professionally in rendering, auditing or accounting services on behalf of the Company nor are they Company employees. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Board or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.

Based on such reviews and discussions, the Board of Directors recommended that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended September 30, 2013 with the SEC.

/s/ John N. Seitz	/s/ James M. Askew
John N. Seitz	James M. Askew

Compensation Committee Interlocks and Insider Participation

The Company did not have a compensation committee until March, 2014, and therefore prior to March, 2014 such role was assumed by the directors of the Company.  Currently, no member of our Board’s Compensation Committee has served as an officer or employee of the Company.  None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s board of directors or Compensation Committee.  No member of the Company’s board of directors is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

The Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  The Board of Directors believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board of Directors are essential for effective risk management and oversight.

The Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. These committees will then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession planning and compensation, compliance, and other risks. The Board of Directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee will meet in executive session with key management personnel and representatives of outside advisors as appropriate.

Board/Committee	Primary Areas of Risk Oversight
Full Board of Directors
Strategic, financial and execution risks and exposures associated with our business strategy, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, mergers and acquisition activities and related integration matters, and divestitures.

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, our programs and policies relating to legal compliance and strategy, and financial infrastructure.

Nominating and Governance Committee
Risks and exposures associated with director and management succession planning, corporate compliance and ethics, corporate governance, and overall board effectiveness, including appropriate allocation of responsibility for risk oversight among the committees of the Board.

Compensation Committee
Risks and exposures related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements, including incentive plans. We have determined that it is not reasonably likely that compensation and benefit plans would have a material adverse effect on the Company.

Code of Ethics

We have adopted a written code of ethics and whistleblower policy (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  A copy of our Code of  Ethics is available on our website at  www.gulfslope.com.

Director Nomination Process

Director Qualifications. Our Nominating and Governance Committee has not formally established any specific qualifications that must be met by each candidate for the Board of Directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. However, we seek board members who are highly qualified individuals with diverse backgrounds, have an understanding of the Company’s business and industry on a technical level, have good judgment and skills and have depth and breadth of professional experience or other background characteristics.

Identifying Nominees. The Nominating and Governance Committee, on a periodic basis, will solicit ideas for possible candidates from members of the Board of Directors, executive officers and individuals personally known to members of the Board of Directors. In addition, the Nominating and Governance Committee is authorized to use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). Prospective candidates recommended by stockholders are also considered (as discussed below).

Stockholder Nominations. Our Nominating and Governance Committee will consider director nominees recommended by stockholders. Pursuant to the charter of our Nominating and Governance Committee, any candidates recommended by stockholders will be reviewed and evaluated against the same criteria applicable to the evaluation of candidates proposed by our directors, executive officers, third-party search firms or other sources.

Review of Director Nominees. In evaluating proposed director candidates, the Nominating and Governance Committee may consider, in addition to any minimum qualifications and other criteria for Board of Directors’ membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the proposed director candidate’s understanding of the Company’s business and industry on a technical level, his or her judgment and skills, his or her depth and breadth of professional experience or other background characteristics, his or her independence, his or her willingness to devote the time and effort necessary to be an effective board member, and the needs of the Board of Directors. We do not have a policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Governance Committee takes into account diversity in professional experience, skills and background, and diversity in race and gender, in considering prospective director nominees and committee appointments and planning for director succession. The Nominating and Governance Committee considers at least annually, and recommends to the Board of Directors suggested changes to, if any, the size, composition, organization and governance of the Board of Directors and its committees.

Stockholder Communications

The Board welcomes communications from our stockholders, and maintains a process for stockholders to communicate with the Board. Stockholders who wish to communicate with the Board may send a letter to Corporate Secretary, at 2500 City West, Ste. 800, Houston, Texas 77042. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters should identify the author as a security holder. All such letters will be reviewed by the Secretary and submitted to the entire Board no later than the next regularly scheduled Board meeting.  Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2015 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR 2015” in this proxy statement.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is registered under the Exchange Act and therefore our officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a) which requires them to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and our other equity securities. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such forms furnished to us during the fiscal year ended September 30, 2013, the following were filed, but not timely:

Name	Form Type	Number of late reports	Number of transactions reported late
John N. Seitz	4	6	6(1)
Ronald Bain	3	1	1
Ronald Bain	4	1	2(2)
Dwight M. Moore	3	1	1

(1)	Each of these transactions related to working capital advances documented by convertible notes that have not been repaid or converted as of the date hereof.

(2)	Each of these transactions related to working capital advances documented by convertible notes that have been repaid in full.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Our executive officers and their respective ages, positions and biographical information are set forth below.

Name	Age	Title
Ronald A. Bain Dwight M. Moore Brady Rodgers	67 57 35	President, Chief Operating Officer Vice President, Secretary Vice President Engineering and Business Development

Dr. Bain has served as president and chief operating officer of the Company since May 2013, served as a consultant to the Company from March 2013 through May 2013.   From 2002 through May 2013, Dr. Bain through his service as the president of ConRon Consulting, Inc., an entity he founded, provided corporate advisor consulting services to several domestic and international exploration and production companies. From 2004 through 2008, Dr. Bain was corporate exploration advisor and vice president of geosciences of Endeavour International Corporation. From 1983 through 2001, Dr. Bain held numerous management positions in technology and exploration, in both domestic and international exploration, at Anadarko Petroleum Corporation. Dr. Bain entered the industry in 1974 as a research geophysicist with Gulf Oil. Dr. Bain currently serves on the University of Texas Geology Foundation Advisory Council. Dr. Bain holds Bachelor of Science and PhD degrees in Physics from the University of Texas at Austin and a Master of Science degree in Physics from the University of Pittsburgh.

Mr. Moore has served as vice president and secretary of the Company since May 2013, and most recently served as vice president, corporate development for ION Geophysical Corporation (NYSE: IO) (2008-2013). From 2006-07, Mr. Moore was manager of offshore business development at Murphy Oil Corporation (NYSE: MUR). From 1987-2003, Mr. Moore held positions at Anadarko Petroleum (NYSE: APC) and from 1978-1987, at Diamond Shamrock/Maxus Energy (NYSE: YPF). Mr. Moore has served as president of the Houston Geological Society, as treasurer of the American Association of Petroleum Geologists (AAPG), and recently served as the chairman of the AAPG Investment Committee. Mr. Moore is also a licensed professional geoscientist with the State of Texas, an AAPG Certified Petroleum Geologist, and holds two bachelor degrees with Honors, in Geology and Business Administration-Finance and Economics from Southern Methodist University and its Cox School of Business.

Mr. Rodgers has provided services for us since May 2013, becoming an executive officer in October 2013. From December 2010 until joining us, he served as Head of J.P. Morgan Investment Bank’s Oil and Gas Acquisitions & Divestitures Group with global responsibilities. His experience includes both domestic and international roles, onshore and offshore. The prior 12 years were spent in technical and managerial capacities at various oil and gas companies including Venoco, Endeavour International, Inc., and Devon Energy. Mr. Rodgers is a member of the Society of Petroleum Engineers, former board member of the Denver Petroleum Club and served on the board of the Department of Energy’s URTAC (Unconventional Resources Technical Advisory Council) by appointment of the President. Mr. Rodgers received a Bachelor of Science in Petroleum Engineering from the University of Kansas and a Masters of Science in Global Energy Management from the University of Colorado.

EXECUTIVE COMPENSATION

Compensation to Officers of the Company

The following tables contain compensation data for our named executive officers as of the fiscal years ended September 30, 2013 and 2012:

Summary Compensation Table
Name and Principal Position	Year	Salary		Bonus	Stock Awards		Stock Option Awards	All Other Compensation		Total
John N. Seitz(1)	2013	$120,000	(2)	$--	$--		$--	$--		$120,000
CEO	2012	$--		$--	$--		$--	$--		$--

Jim Askew(1)	2013	$221,573		$--	$--		$--	$100,000	(4)	$321,573
CEO	2012	$100,000		$100,000	$500,000	(3)	$--	$-		$700,000

Ronald A. Bain	2013	$210,000	(5)	$--	--		--	--		210,000
President, COO	2012	$--		-	--		-	--		--

Dwight “Clint” M. Moore	2013	$83,333		$--	$--		$--	$--		$83,333
VP, Secretary	2012	$--		$--	$--		$--	$--		$--

Brady Rodgers	2013	$90,000	(5)	$--	--		--	--		90,000
VP	2012	$--		-	--		-	--		--

Michael Neese(6)	2013	$121,458		$--	$--		$--	$--		$121,458
Exploration Manager	2012	$--		$--	$--		$--	$--		$--
_______________
(1)	Mr. Seitz became chief executive officer on May 31, 2013 concurrent with the resignation of Mr. Askew as chief executive officer.

(2)
In March 2013, the Company entered into a one-year consulting agreement with John N. Seitz, whereby Mr. Seitz assisted the Company in negotiating licensing for seismic data, as well as provide other general consulting.  Pursuant to the agreement, Mr. Seitz was to receive compensation of $40,000 per month.  The agreement was terminated in May 2013, as Mr. Seitz was appointed as the Company’s chief executive officer and chairman. As of September 30, 2013, the consulting fees for the months of March through May totaling $120,000 were unpaid and recorded as a related party payable.  Mr. Seitz has not received a salary since May 31, 2013, the date he commenced serving as the Company’s chief executive officer.  Accordingly, no amount has been accrued as of September 30, 2013 and the financial statements do not include compensation charges for services donated by Mr. Seitz.  As Mr. Seitz beneficially owns 244,212,223 shares, the Company recognizes that his level of stock ownership significantly aligns his interests with shareholders’ interests. The Compensation Committee will consider compensation arrangements for Mr. Seitz given his continuing contributions and leadership and it is expected that Mr. Seitz will enter into an arrangement with the Company in the near future providing equity-based compensation.

(3)	This represents the 50 million shares of Common Stock valued at $0.01 per share issued to Mr. Askew.

(4)
See “Employment and Consulting Arrangements” for a description of a severance payment in the amount of up to $100,000 to be paid to Mr. Askew.  This amount has been accrued but not paid as of September 30, 2013.

(5)	These amounts have been accrued but not paid as of September 30, 2013.

(6)	Mr. Neese is not an executive officer of the Company.

Employment and Consulting Arrangements

The Company entered into an employment agreement with Mr. Askew in June 2012 pursuant to which Mr. Askew served as chief executive officer and received an annual base salary of $300,000.  In March 2013, the Company and Mr. Askew entered into an amendment to his employment agreement pursuant to which the Company would be allowed to terminate his agreement at will.  In consideration for Mr. Askew’s agreement to enter into the amendment, the Company agreed that it will pay Mr. Askew, upon termination of his employment agreement, a severance amount of up to $100,000 as payment of Mr. Askew’s income tax liability incurred as a result of salary and other payments made to Mr. Askew during calendar year 2013.  Mr. Askew’s employment agreement was terminated on May 31, 2013.

In March 2013, we entered into one-year consulting agreements with John N. Seitz and ConRon Consulting, Inc., an affiliate of Dr. Bain.  The consulting agreement between the Company and Mr. Seitz terminated on May 31, 2013 when Mr. Seitz became chief executive officer, and it is expected that Mr. Seitz will enter into an arrangement with the Company in the near future providing equity-based compensation.  As of September 30, 2013, the Company had accrued $120,000 of consulting compensation owed to Mr. Seitz and this amount remains outstanding as of the date of this prospectus.  Mr. Seitz is not currently receiving or accruing any compensation nor does he have any employment arrangement or agreement with the Company as of the date of this prospectus.  The consulting agreement with ConRon Consulting, Inc. provides for monthly compensation of $30,000 and terminates in March 2014.  On November 1, 2013, the Company entered into an arrangement with Dr. Bain (replacing the consulting agreement) that provides for an annual salary of $360,000.  As of December 30, 2013, the Company had accrued and unpaid compensation of $90,000 owed to Dr. Bain pursuant to the consulting agreement with ConRon Consulting, Inc.

Mr. Moore is an employee at will and is paid an annual salary of $200,000.

Focus Oil & Gas Resources, LLC, an affiliate of Mr. Rodgers, entered into a one-year consulting agreement on May 31, 2013 (was appointed an executive officer in October 2013), terminable within 30 days notice by either party, that provides for annual compensation of $270,000.  As of September 30, 2013, the Company had accrued compensation of $90,000 owed to Mr. Rodgers which, along with the October 2013 compensation (an aggregate amount of $112,500), was converted into 937,500 shares of Common Stock in October 2013 at $0.12 per share.  In October 2013, Mr. Rodgers was issued a ten-year option to purchase 2,000,000 shares of Common Stock at an exercise price of $0.12 per share (exercisable for cash or on a cashless basis), vesting 50% in October 2014 and 50% in October 2015, provided that Mr. Rodgers continues to be employed by us on such vesting dates.

Six employees that are non-executive officers have entered into one-year employment agreements that are automatically renewable for one-year terms, unless terminated within 30 days of the expiration of the term by either party.  These employment agreements contain confidentiality provisions and two-year non-solicitation and two-year non-competition provisions extending from the termination date.  Michael Neese is one of these employees and is paid an annual salary of $265,000.  Kevin Bain, adult son of Dr. Bain, is one of these employees and he is paid an annual salary of $150,000, as of December 2013.  Three other of these employees were issued an aggregate of 1.62 million shares in October 2013 and the Company has agreed to make gross-up payments to the recipients of these shares to cover their personal income tax obligations in connection with such stock grant.  The aggregate annual salaries of these six employees are $1,211,000, all of which has been currently paid to date.

In March 2014, the Company awarded 500,000 shares of restricted stock to a new employee, of which one-half vests on April 1, 2015 and the remaining half vests on April 1, 2016.

Compensation Policies and Practices as they Relate to the Company’s Risk Management

We conducted a review of our compensation policies and procedures as they relate to an overall risk management policy. We have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended September 30, 2013.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at September 30, 2013.

CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS

In May 2012, we entered into a consulting agreement with Mr. Askew pursuant to which Mr. Askew provided the Company’s board of directors’ advice relating to certain of the Company’s strategic and business development activities. In consideration for entering into the consulting agreement, Mr. Askew was issued 50 million shares of the Company’s Common Stock valued at $0.01 per share. In June 2012, Mr. Askew’s consulting agreement was terminated, and he was appointed as our president, chief executive officer, secretary, treasurer, and as chairman of the board of directors, pursuant to his employment agreement. Mr. Askew purchased 5 million shares of our Common Stock in October 2013 at a purchase price of $0.12 per share, which shares were sold to an entity affiliated with Mr. Askew in March 2014.

In May 2012, we also entered into a consulting agreement with John B. Connally III pursuant to which Mr. Connally provided the Company’s board of directors’ advice relating to certain of the Company’s strategic and business development activities. In consideration for entering into the consulting agreement, Mr. Connally was issued 50 million shares of Common Stock valued at $0.01 per share, of which 10 million were subsequently transferred. In July 2012, Mr. Connally’s consulting agreement was amended in consideration for the significant amount of time Mr. Connally devoted to the Company. Between July 2012 and March 2013, Mr. Connally received compensation of $403,000 pursuant to this consulting agreement. In March 2013, Mr. Connally and the Company agreed to terminate the consulting agreement. In consideration for his agreement to terminate the consulting agreement, Mr. Connally was issued 10 million shares of our Common Stock valued at $0.01 per share.

The Company’s legal counsel, Brewer & Pritchard, P.C., and members of that firm were issued an aggregate of 14 million shares of Common Stock for services rendered to the Company in May 2012 and March 2013, valued at $0.01 per share.

On March 20, 2013, we entered into an assignment and assumption agreement pursuant to which we were assigned the exclusive right to license certain seismic data from a seismic company. In consideration for the assignment and other transactions contemplated by the assignment agreement, the Company issued to the assignor parties thereto an aggregate of 243,516,666 shares of Common Stock, valued at $0.001 per share, of which Messrs. Seitz, Bain, Moore, Neese and Kevin Bain were issued 190,045,556 shares, 40,045,555 shares, 10,045,555 shares, 2,000,000 shares, and 630,000 shares, respectively. A sixth assignor (an employee) received 750,000 shares of Common Stock pursuant to this assignment.

During the fiscal year ended September 30, 2013, Mr. Seitz loaned the Company an aggregate of $6.5 million, due on demand, bearing interest at an annual rate of 5%, and convertible into Common Stock at a conversion price of $0.12 per share. On May 31, 2013, Mr. Seitz converted $1.2 million of this debt into 10 million shares of Common Stock. As of December 31, 2013, the Company owed Mr. Seitz a principal amount of $5.3 million plus accrued interest of $162,042.

Domenica Seitz, CPA, has provided accounting consulting services to the Company. During the fiscal year ended September 30, 2013, the amount of services rendered was nominal and was donated. During the six month period ended March 31, 2014, the level of services provided increased and was valued at $29,750 based on market-competitive salaries, time devoted and professional rates. The Company has accrued this amount, and it will be reflected in the March 31, 2014 condensed financial statements. The Company has also engaged a third party professional services firm to assist with accounting and internal controls and maintains the proper segregation of duties.

During the fiscal year ended September 30, 2013, Dr. Bain and his affiliate loaned the Company an aggregate of $200,000, due on demand, bearing interest at an annual rate of 5%, and convertible into Common Stock at a conversion price of $0.12 per share. As of September 30, 2013, the Company owed Mr. Bain and his affiliate a principal amount of $200,000 plus accrued interest of $667. In October 2013, Dr. Bain converted principal and accrued interest in the amount of $180,408.31 into 1,503,403 shares of our Common Stock (a conversion rate of $0.12 per share). In November 2013, the Company repaid in full the $20,000 remaining principal balance (plus accrued interest) of the convertible promissory note owed to Dr. Bain’s affiliate.

James M. Askew is the sole officer, director and greater than 10% shareholder of Texas South Energy, Inc, an entity with which the Company entered into the March 2014 farm-out letter agreement, whereby Texas South Energy, Inc. acquired a 20% working interest in up to 5 oil and gas prospects for up to $10 million.

In connection with the Company’s 2013 private placement of Common Stock in 2013 at a purchase price of $0.12 per share, Brady Rodgers purchased 256,106 shares of Common Stock, Paul Morris purchased 1,666,667 shares of Common Stock, and Richard Langdon purchased 416,667 shares of Common Stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the fiscal years ended September 30, 2012 and September 30, 2013, professional services were performed by Mantyla McReynolds, LLC. The aggregate fees billed by Mantyla McReynolds, LLC for the fiscal years ended September 30, 2012 and September 30, 2013 were as follows:

Services Rendered	2012	2013
Audit Fees (1)	$15,355	$33,558
Audit-Related Fees (2)	--	--

Total Audit and Audit-Related Fees	15,355	33,558
Tax Fees (3)	1,180	1,348
Other Fees (4)	--	5,100
Total Fees	$16,535	$40,006

(1)
Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended September 31, 2012 and September 31, 2013, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include statutory audits required, and accounting consultations on matters related to the annual audits or interim reviews.

(2)
Audit-related services primarily include fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax services include fees for consultation and assistance with tax preparation and compliance during the years ended September 30, 2012 and 2013.

(4)	There were no services performed by Mantyla McReynolds, LLC qualifying as “Other” for the fiscal year ended September 30, 2012.

The board of directors considered and concluded that the non-audit services provided to the Company by Mantyla McReynolds, LLC are compatible with maintaining the auditors’ independence.

The Audit and Compliance Committee has adopted policies and procedures that will require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number and percentage of outstanding shares of Common Stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-K; and (d) all current directors and executive officers, as a group.  As of April 4, 2014, there were 625,724,010 shares of Common Stock deemed issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.  To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  The address for each of the beneficial owners is the Company’s address.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned
Named Executive Officers and Directors:
John N. Seitz	244,212,223(1)	36.46%
Ronald A. Bain	41,548,958	6.64%
Dwight M. Moore	10,045,555	1.61%
Brady Rodgers	1,193,606(2)	*
Richard Langdon	916,667(3)	*
Paul Morris	2,166,667(3)	*
Michael Neese
All directors & executive officers as a group (6 persons)	300,083,676	44.8%
Shareholders of Greater Than 5%:
John B. Connally III	50,000,000	8%
James M. Askew	55,000,000(4)	8.8%

__________________
* Less than one percent.
(1)  Includes 44,166,667 shares of common stock underlying the convertible demand note in the principal amount of $5.3 million.
(2)  Includes 937,500 shares held in the name of Focus Oil & Gas Resources, LLC, Mr. Rodgers has voting and investment control with respect to the shares of common stock held by Focus Oil & Gas Resources, LLC.  This does not include 2,000,000 shares of common stock underlying an option which vest 50% in October 2014 and 50% in October 2015.
(3)  Includes 500,000 shares of restricted common stock, of which ½ vests in March 2015 and the remaining ½ vests in March 2016.
(4)  Includes 5,000,000 shares of common stock held in the name of a company in which Mr. Askew may be deemed to have beneficial ownership of these shares.

STOCKHOLDERS PROPOSALS FOR 2015

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2015 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2015 annual meeting must give us written notice of the proposal not later than January 19, 2015 for the proposal to be considered for inclusion in our proxy materials for that meeting.  Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2015 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Amended and Restated Bylaws.

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Annual Meeting

Incorporation by Reference

This Proxy Statement incorporates by reference the following documents that we have previously filed with the SEC. They contain important information about the Company and its financial condition.

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (filed with the SEC on December 30, 2013);
•	Quarterly Report on Form 10-Q for the quarter year ended December 31, 2013 (filed with the SEC on February 13, 2013);

We also incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act between the date of this Proxy Statement and the date of the Annual Meeting.  Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by sending a request to 2500 City West, Ste. 800, Houston, Texas 77042 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: 2500 City West, Ste. 800, Houston, Texas 77042, (281) 918 4100.  If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Where you can Find Additional Information.

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-0213. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.  We maintain a website at http://www.gulfslope.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to the SEC.

By Order of the Board of Directors,

/S/ John N. Seitz
John N. Seitz
Chief Executive Officer
[_________], 2014

APPENDIX A

GulfSlope Energy, Inc.

2014 Omnibus Incentive Plan

Effective __________, 2014

GulfSlope Energy, Inc.
2014 Omnibus Incentive Plan

Article 1. Establishment, Purpose and Duration

1.1           Establishment. GulfSlope Energy, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as GulfSlope Energy, Inc. 2014 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

1.2           Purpose of this Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and the Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

1.3           Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1           “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.2           “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3           “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

2.4           “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5           “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6           “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7           “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, any one of the following:

(a)         willful and material misconduct of the Participant;

(b)         willful and continued failure of the Participant to substantially perform his job duties;

(c)         the conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of nolo contendere  to a felony by the Participant;

(d)         the commission by the Participant of an act of theft, fraud, or dishonesty against the Company or any Subsidiary; or

(e)         a material breach by the Participant of any material written policy of the Company.

The existence of Cause under this Section 2.7 shall be determined in good faith by the Committee.

2.8           A “Change in Control” means the occurrence of one or more of the following events:

(a)         The acquisition by any Person of Beneficial Ownership of more than 50% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.8(a) the following acquisitions shall not constitute a Change in Control:

(i)         any acquisition by the Company,

(ii)         any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(iii)         any entity controlled by the Company, or

(iv)         any acquisition by any entity pursuant to a transaction that complies with Sections 2.8(c)(i), (ii) and (iii).

(b)         If during any period of two consecutive calendar years, the “Incumbent Board” (as defined below) , shall cease for any reason to constitute a majority of the Board.  The “Incumbent Board” for purposes of this section, shall mean the Directors holding office at the beginning of the calendar year two years prior to the event in question; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c)         Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section 2.8(c) a Business Combination shall not constitute a Change in Control if following such Business Combination:

(i)         all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(ii)         no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and

(iii)         at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination .

(d)         The complete liquidation or dissolution of the Company.

Notwithstanding anything in this Plan or any Agreement to the contrary, to the extent any provision of this Plan or an Agreement would cause a payment of an Award that is not exempt from the requirements of Code Section 409A to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A.  Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control (and other Participant rights that are tied to a Change in Control, such as vesting, shall not be affected by this paragraph).

2.9           “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10           “Commission” means the Securities and Exchange Commission.

2.11           “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Company’s common shares are listed.

2.12           “Company” means GulfSlope Energy, Inc., and any successor thereto as provided in Section 22.21.

2.13           “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14           “Director” means any individual who is a member of the Board of Directors of the Company.

2.15           “Disability” means a Participant’s eligibility to receive group long-term disability benefits under a plan sponsored by the Company or a Subsidiary, or if no such plan is applicable, a Participant’s inability to perform the essential functions of his or her duties due to a medically determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration as determined in the sole discretion of the Committee, except in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, the term “Disability” means disabled within the meaning of Section 22(e)(3) of the Code. Notwithstanding the preceding provisions of this Section 2.15 or anything in any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment not to be exempt from Code Section 409A to be made because of the Participant’s Disability, then there shall not be a Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Code section 409A(a)(2)(C).  Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence).

2.16           “Dividend Equivalent” has the meaning set forth in Section 18.

2.17           “Effective Date” has the meaning set forth in Section 1.1.

2.18           “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20           “Fair Market Value” means, on any given date (i) if the Shares are listed on a national or regional securities exchange on the given date or traded on an over-the-counter exchange, Fair Market Value on such date shall be the closing price for a Share on such securities exchange on the immediately preceding day on which sales were made on such exchange; or (ii) if Shares are not listed on such an exchange, the fair market value of a Share on that date shall be determined in good faith by the Committee; provided, however, the Committee, in its discretion, may use an alternative definition of Fair Market Value including, but not limited to, a price that is based on the opening, actual, high, low, or average selling prices of a Share on the securities exchange on which Shares are listed or traded on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days. Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422 or an Award that is intended to qualify as performance-based compensation under Code section 162(m), Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422 or Code section 162(m), as applicable.

2.21           “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.22           “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.23           “Incentive Stock Option” or “ISO” means an Award granted pursuant Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.24           “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25           “Nonemployee Director” means a Director who is not an Employee.

2.26           “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27           “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.28           “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29           “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.30           “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31           “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.32           “Performance Measures” means measures, as described in Article 14, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan to qualify Awards as Performance-Based Compensation.

2.33           “Performance Period” means the period of time during which pre-established performance goals must be met to determine the degree of payout and/or vesting with respect to an Award.

2.34           “Performance Share” means an Award granted pursuant to Article 10.

2.35           “Performance Unit” means an Award granted pursuant to Article 11.

2.36           “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.37           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38           “Plan” means GulfSlope Energy, Inc. 2014 Omnibus Incentive Plan, as the same may be amended from time to time.

2.39           “Restricted Stock” means an Award granted pursuant to Article 8.

2.40           “Restricted Stock Unit” means an Award granted pursuant to Article 9.

2.41           “Share” means a share of common stock of the Company.

2.42           “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.43           “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% by reason of stock ownership or otherwise.

2.44           “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.

Article 3. Administration

3.1           General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2           Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)           To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b)           To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)           To approve forms of Award Agreements for use under the Plan;

(d)           To determine Fair Market Value of a Share in accordance with Section 2.20 of the Plan;

(e)           To amend the Plan or any Award Agreement as provided in the Plan;

(f)           To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(g)           To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(h)           To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;

(i)           To determine whether Awards will provide for Dividend Equivalents;

(j)           To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k)           To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 21.1 of the Plan;

(l)           To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(m)           To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares.

3.3           Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b)   determine the size of any such Awards;  provided ,  however , (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1           Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall be 37,500,000 Shares. Such Shares may be authorized and unissued Shares, treasury Shares, Shares purchased in the open market or in private transactions, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

4.2           Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a)           Any Shares related to an Award granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(b)           Any Shares tendered (by either actual delivery or attestation) (i) to pay the Option Price of an Option granted under this Plan or Prior Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall become available again for grant under this Plan.

(c)           Any Shares that were subject to an SAR granted under this Plan that were not issued upon the exercise of such SAR shall become available again for grant under this Plan.

4.3           Annual Award Limits. Subject to Section 4.4, the maximum number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 3,750,000 Shares and the maximum number of Shares that may be paid to any Participant in any calendar   year under an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards, in each case that are Performance-Based Compensation, shall be 3,750,000 Shares, in the aggregate. The maximum amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $750,000, in the aggregate.

4.4           Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a)           In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or any other similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (1) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (2) the number and kind of Shares subject to outstanding Awards, (3) the Option Price or Grant Price applicable to outstanding Awards, and (4) the Annual Award Limits and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)           In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 14.4.

(c)           The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5. Eligibility and Participation

5.1           Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Directors and Third-Party Service Providers.

5.2           Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Stock Options

6.1           Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2           Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option;  provided ,  however , the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

6.3           Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten years.

6.4           Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5           Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)           In cash or its equivalent;

(b)           By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c)           By a cashless (broker-assisted) exercise;

(d)           By “net settlement” (i.e., the Company withholds Shares with a Fair Market Value equal to the aggregate Option Price in respect of the portion of the Option to be exercised from any Shares that would have otherwise been received by the Participant).

(e)           By any combination of (a), (b), (c) and (d); or

(f)           Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6           Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a)           Special ISO definitions:

(i)           “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)           “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)           A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b)           Eligible employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c)           Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)           Option price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e)           Right to exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f)           Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g)           Termination of employment. In the event a Participant terminates employment due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of employment or if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or if shorter, the remaining term of the ISO.

(h)           Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i)           Duration of plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j)           Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.

(k)           Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution;  provided ,  however , that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights

7.1           Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2           Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR;  provided ,  however , the Grant Price must be at least equal to 100% of the FAIR MARKET VALUE of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.

7.3           Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten years.

7.4           Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5           Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6           Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)           The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b)           The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

Article 8. Restricted Stock

8.1           Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2           Nature of Restrictions. Each grant of Restricted Stock shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)           Restrictions based upon the achievement of specific performance goals;

(b)           Time-based restrictions on vesting following the attainment of the performance goals;

(c)           Time-based restrictions;

(d)           Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded; and

(e)           A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock.

8.3           Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).

8.4           Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:  The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the GulfSlope Energy, Inc 2014 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from GulfSlope Energy, Inc.

8.5           Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares and the right to receive dividends declared on those Shares during the Period of Restriction. Notwithstanding the foregoing, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions on vesting as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the same restrictions on vesting as the underlying Award; provided, however, that to the extent that any dividends are deferred, reinvested or otherwise not paid when such dividends would otherwise normally be paid, (i) all terms and conditions for such delayed payment shall be included in the Agreement, and (ii) such deferral, reinvestment or delay in payment of the dividends shall only be allowed to the extent it complies with, or is exempt from, the requirements of Code section 409A.

Article 9. Restricted Stock Units

9.1           Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2           Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)           Restrictions based upon the achievement of specific performance goals;

(b)           Time-based restrictions on vesting following the attainment of the performance goals;

(c)           Time-based restrictions;

(d)           Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares underlying the Restricted Stock Unit are listed or traded; and

(e)           A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit.

9.3           Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4           Settlement and Payment Restricted Stock Units. Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.

Article 10. Performance Shares

10.1           Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2           Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3           Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4           Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 11. Performance Units

11.1           Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2           Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3           Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4           Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1           Grant of Other Stock-Based Awards and Cash-Based Awards.

(a)           The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred Shares or deferred Share units, in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)           The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c)           Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2           Value of Other Stock-Based Awards and Cash-Based Awards.

(a)           Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b)           Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3           Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

Article 13. Restrictions on Transferability of Awards and Shares

13.1           Transferability of Awards. Except as provided in Section 13.2, during a Participant’s lifetime, Options and SARs shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 13.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

13.2           Committee Action. Except as provided in Section 6.6(k), the Committee may, in its discretion, determine that notwithstanding Section 13.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate;  provided ,  however , no Award may be transferred for value without shareholder approval.

13.3           Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

Article 14. Performance-Based Compensation and Compliance with Code Section 162(m)

14.1           Compliance with Section 162(m). The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) of the Code and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.

14.2           Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or a combination of two or more of the following:

(a)           Book value;

(b)           Cash flow (including funds from operations and cash available for distribution);

(c)           Debt;

(d)           Earnings (either in aggregate or on a per-share basis);

(e)           Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (“EBITDA”);

(f)           Economic value added;

(g)           Expenses/costs (including any combination of: finding costs, development costs, acquisition costs, production costs, operating costs, transportation costs, selling expenses, general and administrative expenses);

(h)           Gross or net income;

(i)           Gross or net operating margins;

(j)           Gross or net profits;

(k)           Gross or net revenues;

(l)           Market share;

(m)           Net asset value (NAV);

(n)           Net income;

(o)           Operating income;

(p)           Operational performance measures;

(q)           Pre-tax Income;

(r)           Production levels;

(s)           Profitability ratios;

(t)           Reserves (including the volumes of, or the discounted present value of, proved, probable and/or possible reserve levels and/or additions to reserves);

(u)           Return measures (including return on assets, return on equity, return on investment, return on capital, return on capital employed, return on invested capital, gross profit return on investment, gross margin return on investment);

(v)           Revenue;

(w)           Share price (including growth in share price and total shareholder return);

(x)           Strategic business objectives (including, but not limited to, objective project milestones, development and refinement of exploration prospect portfolio, and partnering success);

(y)           Transactions relating to acquisitions or divestitures; or

(z)           Working capital.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) be expressed in absolute amounts or on a per unit basis (e.g., per share, per barrel, per MCF), (ii) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (iii) be compared to the performance of a group of comparator companies, or published or special index, (iv) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (v) relate to or be compared to one or more other Performance Measures, or (vi) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14.

14.3           Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification Topic 225-20). To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.4           Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

14.5           Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.2.

Article 15. Nonemployee Director Awards

15.1           Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

15.2           Awards in Lieu of Fees. The Board or Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

Article 16. Effect of a Change in Control

1           Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 16 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement:

(a)           Outstanding Options and SARs. Upon a Change in Control, a Participant’s then-outstanding Options and SARs that are not vested shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied) and exercisable over the exercise period set forth in the applicable Award Agreement.

(b)           Outstanding Awards, other than Options and SARs, Subject Solely to a Service Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement as soon as practicable following such Change in Control.

(c)           Outstanding Awards, other than Options and SARs, Subject to a Performance Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement as soon as practicable following such Change in Control; notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(d)           Other Awards. Upon a Change in Control, the treatment of a Participant’s then-outstanding Awards that are not vested and that are not subject to paragraphs (a), (b) or (c) above shall be determined in accordance with the applicable Award Agreements or, if not specified in the Award Agreements, shall be determined by the Committee.

Article 17. Dividend Equivalents

The Committee may grant Dividend Equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, except for Options, SARs and Restricted Stock, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee. Such Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions, the right to Dividend Equivalents shall be subject to the same restrictions on vesting and payout as the underlying Award.

Article 18. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 19. Rights of Participants

19.1           Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 20, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

19.2           Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

19.3           Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 20. Amendment and Termination

20.1           Amendment and Termination of the Plan and Awards.

(a)           Subject to subparagraphs (b) and (c) of this Section 20.1 and Section 20.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)           Except as provided for in Section 4.4, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:

(i)           reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii)           cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii)           cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c)           Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

20.2           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 14.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 20.2 without further consideration or action.

20.3           Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 20.2, 20.4 and 22.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

20.4           Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 20.4 to the Plan and any Award without further consideration or action.

Article 21. Tax Withholding

21.1           Minimum Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

21.2           Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 22. General Provisions

22.1           Forfeiture Events.

(a)           In addition to the forfeiture events specified in Section 22.1(b), the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Award.

(b)           A Participant’s termination of employment for Cause shall result in the forfeiture of the Participant’s outstanding Awards in accordance with the following:

(i)           Any outstanding and nonvested Options, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Termination of Employment; and

(ii)           Any vested and unexercised Options and SARs, vested but not settled RSUs, earned but not settled Performance Shares or Performance Units, and earned and/or vested Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Termination of Employment.

22.2           Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.3           Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4           Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5           Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.6           Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)           Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)           Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.7           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8           Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.9           Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)           Determine which Subsidiaries shall be covered by this Plan;

(b)           Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)           Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)           Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

(e)           Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.10           Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.11           Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.12           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.13           Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.14           Deferred Compensation. To the extent applicable, this Plan and all Awards granted hereunder are intended to comply with or be exempt from Code section 409A and will be interpreted in a manner intended to comply with Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control.  Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award not exempt from Code Section 409A to the extent such discretionary authority would conflict with Code section 409A.  In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service).  To the extent that an Award not exempt from Code Section 409A provides for payment upon the recipient’s termination of employment as an employee or cessation of service as a Non-Employee Director or Third-Party Service Provider, such Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A.  In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of  their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

22.15           Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.16           No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

22.17           Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

22.18           Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

22.19           No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

22.20           Indemnification. Subject to requirements of the laws of the state of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.21           Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company

APPENDIX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GULFSLOPE ENERGY, INC.

ARTICLE 1

The name of the corporation is GulfSlope Energy, Inc. (the “Corporation”).

ARTICLE 2

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange St., Wilmington, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company in New Castle County.

ARTICLE 3

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE 4

The total number of shares of capital stock that the Corporation shall have authority to issue is 1,025,000,000, consisting of 975,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
[IF PROPOSAL 5 IS NOT APPROVED THEN THE FIRST PARAGRAPH OF ARTICLE 4 SHALL READ AS FOLLOWS:    The total number of shares of capital stock that the Corporation shall have authority to issue is 800,000,000, consisting of 750,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).]

Except as otherwise required by law or as otherwise provided in this certificate of incorporation or in any designation of any series of Preferred Stock pursuant to a resolution of the Board of Directors, each share of Common Stock shall be entitled to one vote and the holders of the Common Stock shall exclusively possess all voting power, shall be entitled to participate equally and on the same basis as to any dividends if, as and when declared by the Board of Directors and as to the distributions in the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

The Board of Directors is expressly authorized from time to time to designate one or more series of the Preferred Stock, to issue the Preferred Stock as Preferred Stock of any such series, and in connection with the designation of each such series to fix by resolution or resolutions providing for the issue of shares thereof the voting and other powers, if any, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof to the fullest extent now or hereafter permitted by the DGCL.  All series of Preferred Stock shall rank equally and be identical in all respects except as set forth in the resolutions of the Board of Directors of the Corporation providing for the issue of such stock.

ARTICLE 5

Except as otherwise provided in this certificate of incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation

ARTICLE 6

The affairs of the Corporation shall be governed by a Board of Directors. The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.  Commencing with the 2015 annual meeting of stockholders, directors shall be divided into three classes as determined by action of the Board of Directors, apportioned as nearly as equal as possible. The three classes shall be designated as Class I, Class II and Class III.  The initial term of office of the Class I directors shall expire on the date of the 2016 annual meeting of stockholders, the initial term of office of the Class II directors shall expire on the date of the 2017 annual meeting of stockholders, and the initial term of office of the Class III directors shall expire on the date of the 2018 annual meeting of stockholders.  Commencing with the 2016 annual meeting and at each annual meeting of stockholders thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire each year. Each director shall hold office

B-1

until the expiration of such director’s term of office and until such director’s successor shall have been elected and qualified, or until such director’s earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of authorized directors constituting the whole Board of Directors, the number of directors in each class shall be apportioned as nearly as equal as possible as determined by action of the Board of Directors. A director elected by the remainder of the Board of Directors to fill a vacancy shall hold office for the remainder of the term of the predecessor director and until such director’s successor has been elected and qualified, or until such director’s successor has been elected and qualified, or until such director's earlier resignation, removal or death.

[IF PROPOSAL 8 IS NOT APPROVED THEN ARTICLE 6 SHALL READ AS FOLLOWS:  The affairs of the Corporation shall be governed by a Board of Directors. The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.]

ARTICLE 7

Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE 8

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.  Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

[IF PROPOSAL 7 IS NOT APPROVED THEN ARTICLE 8 SHALL READ AS FOLLOWS:  Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.]

ARTICLE 9

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Article, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Article 9 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE 10

To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) its agents (and any other persons to which the DGCL permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by the DGCL (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any repeal, amendment or modification of any of the foregoing provisions of this Article 10 shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer, or agent occurring prior to, such repeal, amendment or modification.

ARTICLE 11

The Corporation reserves the right to amend, alter, change or repeal in any respect any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by applicable laws, and all rights conferred upon stockholders in this certificate of incorporation are granted subject to this reservation.

ARTICLE 12

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

B-2

Appendix B-1

AMENDMENT REGARDING INCREASE IN NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK (PROPOSAL 5)

If Proposal 5 is approved, but not Proposal 4, the first paragraph of Article 4 of the certificate of incorporation of the Company will be amended in its entirety as follows:

The total number of shares of capital stock that the Corporation shall have authority to issue is 1,025,000,000, consisting of 975,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Appendix B-2

AMENDMENT TO ELIMINATE STOCKHOLDER ACTION
BY WRITTEN CONSENT (PROPOSAL 7)

If Proposal 7 is approved, but not Proposal 4, Article 8 of the certificate of incorporation of the Company will be amended to add the following sentence at the end of Article 8:

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Appendix B-3

AMENDMENT TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES
WITH STAGGERED TERMS (PROPOSAL 8)

If Proposal 8 is approved, but not Proposal 4, Article 6 of the certificate of incorporation of the Company will be amended by replacing Article 6 in its entirety with the following:

The affairs of the Corporation shall be governed by a Board of Directors. The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.  Commencing with the 2015 annual meeting of stockholders, directors shall be divided into three classes as determined by action of the Board of Directors, apportioned as nearly as equal as possible. The three classes shall be designated as Class I, Class II and Class III.  The initial term of office of the Class I directors shall expire on the date of the 2016 annual meeting of stockholders, the initial term of office of the Class II directors shall expire on the date of the 2017 annual meeting of stockholders, and the initial term of office of the Class III directors shall expire on the date of the 2018 annual meeting of stockholders.  Commencing with the 2016 annual meeting and at each annual meeting of stockholders thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire each year. Each director shall hold office until the expiration of such director’s term of office and until such director’s successor shall have been elected and qualified, or until such director’s earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of authorized directors constituting the whole Board of Directors, the number of directors in each class shall be apportioned as nearly as equal as possible as determined by action of the Board of Directors. A director elected by the remainder of the Board of Directors to fill a vacancy shall hold office for the remainder of the term of the predecessor director and until such director’s successor has been elected and qualified, or until such director’s successor has been elected and qualified, or until such director's earlier resignation, removal or death.

PROXY

GULFSLOPE ENERGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of GulfSlope Energy, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints John N. Seitz with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of Common Stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to the held at 10:00 A.M., Central Time, May 29, 2014, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.  The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED:

•	“FOR” PROPOSAL 1 TO ELECT JOHN N. SEITZ, PAUL L. MORRIS AND RICHARD S. LANGDON
•	“FOR” PROPOSAL 2 TO ADOPT THE 2014 STOCK OPTION PLAN
•	“FOR” PROPOSAL 3 TO RATIFY MANTYLA MCREYNOLDS, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
•	“FOR” PROPOSAL 4 TO ADOPT THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
•	“FOR” PROPOSAL 5 TO INCREASE THE AUTHORIZED SHARES OF COMPANY COMMON STOCK FROM 750,000,000 TO 975,000,000
•	“FOR” PROPOSAL 6 TO EFFECT ONE OR A SERIES OF REVERSE SPLITS AT A RANGE OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-15
•	“FOR” PROPOSAL 7 TO AMEND THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT
•	“FOR” PROPOSAL 8 TO AMEND THE CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS
•
AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY THE DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON

(1)	ELECTION OF THREE DIRECTORS
	John N. Seitz	☐ FOR	☐ AGAINST	☐ ABSTAIN

	Paul L. Morris	☐ FOR	☐ AGAINST	☐ ABSTAIN

	Richard S. Langdon	☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	APPROVAL OF THE 2014 STOCK OPTION PLAN

	☐	FOR	☐ AGAINST	☐ ABSTAIN

(3)	RATIFICATION OF MANTYLA MCREYNOLDS, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	☐	FOR	☐ AGAINST	☐ ABSTAIN

(4)	ADOPT THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

	☐	FOR	☐ AGAINST	☐ ABSTAIN

(5)	APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 TO 975,000,000

	☐	FOR	☐ AGAINST	☐ ABSTAIN

(6)
APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT GREATER THAN ONE-FOR-FIFTEEN, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS

	☐	FOR	☐ AGAINST	☐ ABSTAIN

(7)	APPROVAL OF AMENDENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE STOCKHOLDERS ABILTIY TO VOTE BY WRITTEN CONSENT

	☐	FOR	☐ AGAINST	☐ ABSTAIN

(8)	APPROVAL OF AMENDENT TO THE CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGERED TERMS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

[Signature page follows]

Dated: ______________________, 2014 Signature: ___________________________________ Signature if held jointly: ___________________________________

(Please sign exactly using the name(s) in which the stock is titled. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

To be represented at the Annual Meeting, this proxy form must be received at the office of the Company’s transfer agent, VStock Transfer, LLC., by email, mail or facsimile voting no later than May _____, 2014 at 8:00 a.m. (Central Standard Time) or may be accepted by the Chairman of the Annual Meeting prior to the commencement of the Annual Meeting. The voting instructions are:

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND SEND IT TO THE COMPANY’S TRANSFER AGENT, ATTN: ALLISON NICCOLLS , BY ONE OF THE FOLLOWING METHODS:

EMAIL:	info@vstocktransfer.com

FASCIMILE:	(646) 536-3179

MAIL:	VStock Transfer Agent, LLC
77 Spruce Street, Ste 201
Cedarhurst, NY 11516

YOU CAN VOTE ONLINE BY:

Go online to www.vstocktransfer.com/proxy and enter the “control code,” which can be found on the proxy card included with this Proxy.

If you vote by Internet, please do not send your proxy card.

Should you have any questions, or need additional assistance with voting, contact VStock Transfer LLC at info@vstocktransfer.com or call (212) 828-8436 (9:00-4:30 EST).